EXHIBIT 99.1

RPX Announces First Quarter 2014 Financial Results

SAN FRANCISCO – April 29, 2014 – RPX Corporation (NASDAQ: RPXC), the leading provider of patent risk management solutions, today announced its financial results for the first quarter ended March 31, 2014.

Financial Highlights

•	Subscription revenue for the first quarter of fiscal 2014 was $60.8 million, up 13% compared to $54.0 million in the prior year period

•	Client count for the first quarter of fiscal 2014 increased by 10 members bringing our total client network to 178 as of March 31, 2014

“RPX had a solid first quarter,” said John A. Amster, Chief Executive Officer and Co-founder of RPX Corporation. “We continued to expand our client network, kept our renewal rate strong, cleared risk and reduced the costs of NPE litigation for our clients. We also strengthened the RPX insurance offering, gaining approval as a coverholder at Lloyd’s, and made encouraging progress with several new initiatives.”

Summary Results

Revenue for the first quarter of fiscal 2014 was $61.9 million, compared to $61.2 million in the prior year period.

Net acquisition spend during the quarter totaled $55.7 million, and included 16 new acquisitions of patent assets, in addition to the exercise of previously negotiated options to acquire licenses for new clients.

GAAP net income for the first quarter was $9.9 million or $0.18 per diluted share, compared to $14.7 million or $0.28 per diluted share in the first quarter of 2013.

Non-GAAP net income for the first quarter, which excludes stock-based compensation and the amortization of acquired intangibles (in each case, net of tax), was $12.7 million or $0.23 per pro forma diluted share[1], compared to $17.5 million or $0.33 per pro forma diluted share[1] in the first quarter of 2013.

As of March 31, 2014, RPX had cash, cash equivalents and short-term investments of $302.7 million.

Business Outlook

This outlook reflects the Company’s current and preliminary view and may be subject to change. Please see the paragraph regarding “Forward-Looking Statements” at the end of this news release.

The Company provided the following business outlook for the second quarter of fiscal 2014:

Subscription revenue[2]	$63.3 - $63.9 million
Fee-related revenue	$—
Total revenue	$63.3 - $63.9 million
Net income (non-GAAP)	$11.4 - $12.0 million
Effective tax rate (non-GAAP)	37%
Pro forma weighted-average diluted shares outstanding	54.6 million

The Company provided the following business outlook for the full year 2014:

Subscription revenue[2]	$246 - $258 million
Fee-related revenue	$8 - $10 million
Total revenue	$254 - $268 million
Cost of revenue (non-GAAP)	$120 - $124 million
SG&A (non-GAAP)	$51 - $55 million
Net income (non-GAAP)	$53 - $57 million
Effective tax rate (non-GAAP)	37%
Pro forma weighted-average diluted shares outstanding	54.6 million
Net acquisition spend	$135 million

The above outlook is forward-looking. Actual results may differ materially. Please refer to the information under the caption “Use of Non-GAAP Financial Information” below.
 ————————
[1] Pro forma diluted shares computed to give effect to the shares of restricted stock outstanding as of the original date of issuance.
[2] Subscription revenue is comprised of revenue generated from membership subscription services and premiums earned from insurance policies.

Additionally, RPX appointed Frank E. Dangeard to its Board of Directors effective April 24, 2014. Mr. Dangeard brings more than 20 years of experience as a senior executive in the technology and business services industries. Mr. Dangeard serves on the Board of Directors of Symantec, Atari, and Telenor, and is currently the Managing Partner of Harcourt. From September 2004 to February 2008, he was Chairman and Chief Executive Officer of Thomson. From September 2002 to September 2004, he was Deputy CEO of France Telecom. Mr. Dangeard joined Thomson Multimedia and Thomson S.A. in 1997 as Deputy CEO, and was appointed Deputy Chairman of Thomas Multimedia in 1999. Prior to joining Thomson Multimedia and Thomson S.A., Mr. Dangeard was Managing Director of SG Warburg. Before joining SG Warburg, Mr. Dangeard was a lawyer with Sullivan & Cromwell LLP in New York and London.

Conference Call

RPX management will host a conference call and live webcast for analysts and investors at 2:00 p.m. PDT/5:00 p.m. EDT on April 29, 2014. Parties in the United States and Canada can access the call by dialing 1-877-941-0843, using conference code 4678520. International parties can access the call by dialing 1-480-629-9866, using conference code 4678520.

RPX will offer a live webcast of the conference call which can be accessed from the “Investor Relations” section of the Company’s website at http://ir.rpxcorp.com. An audio replay of the conference call will also be available approximately two hours after the call and will be available for 30 days. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter conference code 4678520. International parties should call 1-303-590-3030 and enter conference code 4678520.

About RPX Corporation

RPX Corporation (NASDAQ: RPXC) is the leading provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence, insurance services and advisory services. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents and patent rights, RPX helps to mitigate and manage patent risk for its growing client network.

Use of Non-GAAP Financial Information

This news release dated April 29, 2014 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP selling, general and administrative expenses, non-GAAP net income, and non-GAAP net income per share.

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results stock-based compensation expenses (inclusive of related employer payroll taxes), the amortization of acquired intangible assets (other than patents) and related tax effects. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these non-GAAP measures may prove useful to investors who wish to consider the impact of certain items when comparing the Company’s financial performance with that of other companies. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding RPX’s future financial performance as well as any statements regarding the Company’s strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth, the success of the Company’s new initiatives, and the Company’s ability to attract new clients and retain existing clients. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and the Company’s other filings with the SEC. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

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Contacts:

Investor Relations	Media Relations
JoAnn Horne	Kaustuva Das
Market Street Partners	RPX Corporation
+1-415-445-3233	+1-415-529-3105
ir@rpxcorp.com	media@rpxcorp.com

RPX Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2014	2013
Revenue	$61,888	$61,194
Cost of revenue	28,920	23,670
Selling, general and administrative expenses	17,255	14,473
Operating income	15,713	23,051
Other income, net	99	51
Income before provision for income taxes	15,812	23,102
Provision for income taxes	5,952	8,407
Net income	$9,860	$14,695

Net income available to common stockholders:	$9,860	$14,678
Net income available to common stockholders per common share:
Basic	$0.19	$0.29
Diluted	$0.18	$0.28
Weighted-average shares used in computing net income available to common stockholders per common share:
Basic	52,803	51,201
Diluted	54,443	52,653

RPX Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$120,898	$100,155
Short-term investments	181,816	190,567
Restricted cash	364	364
Accounts receivable	13,071	38,477
Prepaid expenses and other current assets	9,030	10,546
Deferred tax assets	4,343	3,817
Total current assets	329,522	343,926
Patent assets, net	247,962	219,954
Property and equipment, net	4,506	4,667
Intangible assets, net	1,402	1,718
Goodwill	16,460	16,460
Restricted cash, less current portion	1,454	1,454
Other assets	618	622
Total assets	$601,924	$588,801
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$633	$332
Accrued liabilities	6,317	8,784
Deferred revenue	138,684	131,808
Deferred payment obligations	—	500
Other current liabilities	1,060	1,638
Total current liabilities	146,694	143,062
Deferred revenue, less current portion	1,850	5,935
Deferred tax liabilities	11,315	11,654
Other liabilities	3,106	3,227
Total liabilities	162,965	163,878
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	309,537	305,343
Retained earnings	129,387	119,527
Accumulated other comprehensive income	30	48
Total stockholders’ equity	438,959	424,923
Total liabilities and stockholders’ equity	$601,924	$588,801

RPX Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income	$9,860	$14,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,418	23,325
Stock-based compensation	3,802	3,708
Excess tax benefit from stock-based compensation	(694)	(968)
Amortization of premium on investments	1,608	1,270
Deferred taxes	(893)	(1,153)
Other	(500)	6
Changes in assets and liabilities:
Accounts receivable	25,406	11,978
Other receivables	—	33,775
Prepaid expenses and other assets	463	1,801
Accounts payable	467	(68)
Accrued and other liabilities	(2,601)	(1,978)
Deferred revenue	2,791	13,806
Net cash provided by operating activities	68,127	100,197
Cash flows from investing activities
Purchases of investments classified as available-for-sale	(51,125)	(58,030)
Maturities of investments classified as available-for-sale	59,945	37,811
Purchases of property and equipment	(426)	(421)
Acquisitions of patent assets	(56,153)	(19,437)
Net cash used in investing activities	(47,759)	(40,077)
Cash flows from financing activities
Proceeds from exercise of stock options and other common stock issuances	582	1,019
Tax withholdings related to net share settlements of restricted stock units	(901)	—
Excess tax benefit from stock-based compensation	694	968
Net cash provided by financing activities	375	1,987
Net increase in cash and cash equivalents	20,743	62,107
Cash and cash equivalents at beginning of period	100,155	73,638
Cash and cash equivalents at end of period	$120,898	$135,745

RPX Corporation
Reconciliation of Pro Forma Net Income Per Share
(in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2014	2013
Net income	$9,860	$14,695
Pro forma net income per share:
Basic	$0.19	$0.29
Diluted	$0.18	$0.28
Shares used in computing pro forma net income per share:
Basic:
Basic weighted-average common shares	52,803	51,201
Add: Restricted stock	—	59
Shares used in computing pro forma basic net income per share	52,803	51,260
Diluted:
Diluted weighted-average common shares	54,443	52,653
Add: Restricted stock	—	59
Shares used in computing pro forma diluted net income per share	54,443	52,712

RPX Corporation
Reconciliation of GAAP to Pro Forma Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2014	2013
Net income	$9,860	$14,695
Stock-based compensation[1]	3,919	3,778
Amortization of acquired intangible assets[2]	305	360
Income tax adjustments[3]	(1,369)	(1,285)
Non-GAAP net income	$12,715	$17,548
Pro forma non-GAAP net income per share:
Basic	$0.24	$0.34
Diluted	$0.23	$0.33
Shares used in computing pro forma net income per share:
Basic	52,803	51,260
Diluted	54,443	52,712

RPX Corporation
Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2014	2013
Cost of revenue	$28,920	$23,670
Amortization of acquired intangible assets[2]	(56)	(56)
Non-GAAP cost of revenue	$28,864	$23,614

RPX Corporation
Reconciliation of GAAP to Non-GAAP Selling, General and Administrative Expenses
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2014	2013
Selling, general and administrative expenses	$17,255	$14,473
Stock-based compensation[1]	(3,919)	(3,778)
Amortization of acquired intangible assets[2]	(249)	(304)
Non-GAAP selling, general and administrative expenses	$13,087	$10,391

RPX Corporation
Additional Metrics
(in thousands, except client and headcount data)
(unaudited)
	As of and for the Three Months Ended March 31,
Operating Metrics	2014	2013
Number of clients	178	146
Net additions	10	6
Trailing four quarters	32	30
Gross acquisition spend	$58,653	$29,437
Trailing four quarters	$161,467	$267,857
Net acquisition spend	$55,653	$29,437
Trailing four quarters	$152,717	$132,427
Full time equivalent headcount	133	125
	As of and for the Three Months Ended March 31,
Financial Metrics	2014	2013
Subscription revenue[4]	$60,788	$54,024
Fee-related revenue	1,100	7,170
Total revenue	$61,888	$61,194
Cash, cash equivalents and short-term investments	$302,714	$283,422
Deferred revenue, current and noncurrent	$140,534	$118,177

[1] RPX excludes stock-based compensation and related employer payroll taxes from its non-GAAP financial measures.
[2] RPX excludes amortization expense related to intangible assets (other than patents) acquired in conjunction with the acquisition of businesses from its non-GAAP financial measures.
[3] Amount reflects income taxes associated with the above noted non-GAAP exclusions.
[4] Subscription revenue is comprised of revenue generated from membership subscription services and premiums earned from insurance policies.